UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23325	43-1792717
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2144 E Republic Road, Suite F200
Springfield, Missouri 65804
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (833) 875-2492

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [_]

Item 8.01. Other Events

On July 3, 2019, Wilmington Trust Company, which serves as indenture trustee for Guaranty Federal Bancshares, Inc.’s (the “Company”) $6,186,000 aggregate principal amount of Floating Rate Junior Subordinated Debentures due 2032 (the “Debentures”) and as property trustee for the Company’s capital trust subsidiary, Hometown Bancshares Capital Trust I (the “Trust”), notified investors that the Company will redeem the Debentures in whole on August 7, 2019 (the “Redemption Date”). The redemption price will be 100% of the principal amount of the Debentures, plus accrued and unpaid interest to the Redemption Date.

All of the Debentures are held by the Trust, and redemption of the Debentures will result in the Trust’s redemption in whole on the Redemption Date of its outstanding Floating Rate Trust Preferred Securities (the “Securities”) issued during 2002 in the aggregate liquidation amount of $6,000,000. The redemption price of the Securities will be 100% of their liquidation amount, plus accrued and unpaid distributions to the Redemption Date.

The Company has received all necessary regulatory approvals for the redemption of the Debentures.

The Debentures were originally issued by Hometown Bancshares, Inc. (“Hometown”) and were assumed by the Company in connection with Hometown’s merger into and with the Company effective April 2, 2018. The Trust is a former capital trust subsidiary of Hometown which became a subsidiary of the Company when the merger became effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: July 5, 2019